UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2003

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Highway 515, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(706) 692-2424

(Registrant’s Telephone Number, including Area Code)

Item 5.    Other Events and Required FD Disclosure.

On September 18, 2003, the board of directors of Crescent Banking Company (the “Company”) appointed John S. Dean, Sr. to serve as chairman of the board of directors of the Company and as chairman of the audit committee of the Company. In addition, the board of directors of the Company appointed Janie Whitfield to serve on the Company’s audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.

J. Donald Boggus, Jr. President and Chief Executive Officer

Date:	September 30, 2003